Power of Attorney

      I, Peter Seah Lim Huat, director of Level 3 Communications, Inc. (the 'Company'), hereby designate any and all of Thomas C. Stortz, Executive Vice President, Chief Administrative Officer and Secretary of the Company, John M. Ryan, Executive Vice President, Chief Legal Officer and Assistant Secretary of the Company and Neil J. Eckstein, Senior Vice President, Assistant General Counsel and Assistant Secretary of the Company, as my agents and attorneys in fact to:

a)   prepare and sign on my behalf any Form 3, Form 4 or Form 5 with  respect to the Company  under Section 16 of the Securities Exchange Act of 1934 or the rules thereunder  in relation to, or in connection with, any grant of any stock based compensation  by the Company to me for my service on the board of directors of the Company (the 'Grant') and any withholding of stock for the purposes of paying taxes due in connection  with such Grant (the 'Withholding');

b)   prepare and sign on my behalf any Form 144 Notice with respect to the Company under the Securities Act of 1933, as amended, in relation to, or in connection  with, the Grant and/or the Withholding;

c)   file those forms with the Securities Exchange Commission  which are required to be filed in relation to, or in connection  with, the Grant and/or the Withholding; and

d)   take any other action in relation to, or in connection with, any of the foregoing actions which,  in the opinion of such attorney-in-fact, is necessary, proper or of benefit to, to the best interest of, or legally required by, me.

      This power of attorney will remain in effect for so long as I am subject to the foregoing filing requirements with respect to the Company,  unless revoked by me in a written notice delivered to the Company.  I hereby acknowledge  that neither my attorneys  in fact nor the Company are assuming  my obligation to file any of those forms on my behalf, or will have any liability to me for failures  to file or inaccuracies  in those forms.

      IN WITNESS WHEREOF, I have signed this Power of Attorney as of October 5, 2011.

/s/ Peter Seah Lim Huat

Name: Peter Seah Lim Huat